UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2010
ONCOGENEX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 686-1500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2010, the Board of Directors of OncoGenex Pharmaceuticals, Inc. (the “Company”) named the Company’s current Director of Financial Reporting, Cameron Lawrence, the interim principal financial officer, principal accounting officer and treasurer of the Company, effective February 24, 2010. Mr. Lawrence will assume financial management functions until a new Chief Financial Officer is named.
Mr. Lawrence, age 30, is a Chartered Accountant and has served as the Company’s Director of Financial Reporting since October 2008. From 2003 to 2008, Mr. Lawrence served in various positions at PricewaterhouseCoopers LLP, including Manager in the Audit and Assurance Group. Mr. Lawrence holds a Bachelor of Business Administration degree from Simon Fraser University and Master of Professional Accounting degree from the University of Saskatchewan.
Mr. Lawrence’s employment agreement with the Company’s wholly-owned subsidiary, OncoGenex Technologies Inc., dated October 14, 2008 (“Employment Agreement”) and amending agreement thereto dated January 1, 2009 (“Employment Amending Agreement”) are unchanged as a result of Mr. Lawrence’s appointment as principal financial officer, principal accounting officer and treasurer, and remain in full force and effect. Copies of the Employment Agreement and Employment Amending Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated October 14, 2008 between OncoGenex Technologies Inc. and Cameron Lawrence.

10.2	Employment Amending Agreement dated January 1, 2009 between OncoGenex Technologies Inc. and Cameron Lawrence.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.
Date: March 1, 2010	/s/ Scott Cormack
Scott Cormack
President and Chief Executive Officer